UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 28, 2009
CANARGO ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32145	91-0881481

(State or other jurisdiction Of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CanArgo Energy Corporation P.O. Box 291, St. Peter Port Guernsey, British Isles	GY1 3RR

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code +(44) 1481 729 980
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The matters discussed in this Current Report on Form 8-K include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.
Section 2 — Financial Information
Item 2.02 Results of Operations and Financial Condition.
On February 28, 2008 CanArgo Energy Corporation (“CanArgo” or the “Company”) announced its preliminary unaudited consolidated results of operations and financial condition as at and for the fiscal year ended December 31, 2008.
Operating Revenues from Continuing Operations for 2008 increased by approximately 29% over 2007 to $9.3 million. The increase in revenue was attributable to an increase in the realised price for its oil sold offset partially by lower volumes of oil sold at the Ninotsminda Field in Georgia.
The Company reported a net loss for 2008 of $57.8 million compared to a net loss for 2007 of $53.8 million. This was due to lower Income from Discontinued Operations, net of taxes and minority interest offset partially by improved Losses from Continuing Operations before taxes.
Operating Loss from Continuing Operations for 2008 increased to $54.2 for 2008 compared to $46.6 million in 2007. This was due to higher Field Operating Expenses, Direct Project Costs, Depreciation, Depletion and Amortization and Impairment of Oil and Gas Properties, Ventures and Other Assets, partially offset by improved Operating Revenues from Continuing Operations and lower Selling, General and Administrative Expenses.
The Company performed its annual assessment of its costs classified as unproved property to determine if they should be transferred to the cost pool. After evaluating a number of factors including the length of time that these costs remained classified as unproved property, the Company determined that all of the $9.4 million relating to exploration properties should be moved to the cost pool. The Brent spot price for crude oil of $36.45 as at December 31, 2008 (compared to $94.00 as at December 31, 2007) contributed significantly to a revised estimate of value of the Company’s proved reserves as assessed by the Company’s independent reserve engineers, although the volume of these reserves were not significantly reassessed. Subsequently, the quarterly “ceiling test” determined that the net capitalized costs in the cost pool should be impaired to $nil and this was reflected by a $51.7m charge to Impairment of Oil and Gas Properties, Ventures and Other Assets in the last quarter of 2008.

A copy of the preliminary unaudited consolidated results of operations and financial condition are attached to the Press Release attached hereto as Exhibit 99.1.
The information set forth herein and in the exhibit is preliminary in nature, has been prepared by management and has not been audited by the Company’s auditors. Accordingly, such information does not necessarily reflect results of the Company’s operations and financial condition that may be reportable after completion of an audit and, while management is reasonably confident that such information is materially accurate, such preliminary results may be subject to change and should not be regarded as a definitive report on results of operations and financial condition of the Company as at December 31, 2008 and for the fiscal year then ended.
As previously reported, the Company is currently in default in making interest payments under its outstanding Senior Subordinated Convertible Guaranteed Notes, due September 1, 2009 and its 12% Subordinated Convertible Guaranteed Notes, due June 28, 2010. The Company is continuing its negotiations with certain of the Note holders with a view to addressing such defaults. There can be no assurance, however, that such negotiations will be successfully concluded.
Item 2.06 Material Impairments.
As indicated in Item 2.02, at a meeting of the Board of Directors of the Company and its Audit Committee held on February 28, 2009, the Board and Audit Committee concluded that a material charge for impairment to the Company’s oil and gas assets was required under generally accepted accounting principles applicable to the Company for the reasons outlined in Item 2.02.
The quarterly “ceiling test” performed by the Company, and based on the Company’s independent reserves report, determined that the net capitalized costs in the cost pool should be impaired to $nil and this was reflected by a $51.7m charge to Impairment of Oil and Gas Properties, Ventures and Other Assets in the last quarter of 2008.
Section 7—Regulation FD
Item 7.01. Regulation FD Disclosure.
February 28, 2009 — Guernsey, British Isles — CanArgo Energy Corporation (“CanArgo” or the “Company”) (OSE: CNR, NYSE ALTERNEXT: CNR.BC) announced its preliminary unaudited consolidated results of operations and financial condition as at and for the fiscal year ended December 31, 2008.
CanArgo is an independent oil and gas exploration and production company with its oil and gas operations currently located in Georgia.
A copy of the Press Release is attached hereto as Exhibit 99.1.
The information in this item 7.01 (including its exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to liability of that section. The information in this report (including its exhibit) shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit No.	Exhibit Description

99.1	Press Release dated February 28, 2009 issued by CanArgo Energy Corporation
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION
Date: March 3, 2009	By:	/s/ Jeffrey Wilkins
Jeffrey Wilkins, Corporate Secretary